Exhibit 99.1
Matthew S. Dominski Joins Board of Directors of First
Industrial Realty Trust
CHICAGO, March 4, 2010 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, announced today that Matthew S. Dominski has joined its board of directors. Mr. Dominski is a founder and joint owner of Polaris Capital, LLC, a privately-held real estate and investment company based in Chicago.
Previously, Mr. Dominski served as chief executive officer of Urban Shopping Centers, which was one of the largest publicly-traded regional mall REITs in the United States during his tenure. Following the purchase of Urban by Rodamco North America in 2002, Mr. Dominski served as Urban’s President.
Bruce W. Duncan, president and CEO of First Industrial, said, “Matt is an excellent addition to our board. We will benefit from his expertise in real estate in both the public and private markets, and knowledge of the retail market, which is tied to demand for industrial properties.”
During his career, Mr. Dominski also served in various management positions at JMB Realty Corporation. He currently serves on the board of CBL & Associates Properties, Inc., an owner and developer of malls and shopping centers in the United States. Mr. Dominski previously served as a member of the Board of Trustees of the International Council of Shopping Centers (“ICSC”). He received his Bachelor of Arts degree in economics from Trinity College and Masters of Business Administration degree from the University of Chicago.
About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We have a track record of industry leading customer service, and in total, we own, manage and have under development 93 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
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Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2009 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact:	Art Harmon Director, Investor Relations and Corporate Communications (312) 344-4320
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